Exhibit 10.3

SANUWAVE HEALTH, INC.

This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) made as of this ___ day of _________, 2014 between SANUWAVE Health, Inc., a Nevada corporation (the “Company”), and _____________________ (the “Subscriber”).

WHEREAS, the Company desires to issue up to $1,000,000 in convertible promissory Notes (“Notes”) in a private placement to “accredited investors” (the “Note Offering”) on the terms and conditions set forth herein, and the Subscriber desires to acquire the principal sum of Notes set forth on the signature page hereof;

WHEREAS, the principal under the Notes shall be due and payable nine (9) months after the issuance of the Note (the “Maturity Date”), together with interest from the date thereof (computed on the basis of a 365-day year) at the rate of eighteen percent (18%) per annum on the unpaid principal amount in arrears. Provided the Note is not converted as discussed below, interest shall be due and payable at the earlier of (i) the Maturity Date, or (ii) the Prepayment Date (as defined below). No principal or interest shall be payable or callable under the Note until the earlier of (a) the Maturity Date or (b) the Prepayment Date;

WHEREAS, the Company may prepay the Note in cash, in whole but not in part, prior to the Maturity Date or the conversion of the Note (the “Prepayment Date”);

WHEREAS, upon the consummation of a Qualified Financing ( as defined below), the Company shall cause the conversion of the unpaid principal and interest on the Note into (A) shares of the Company's common stock, par value $0.001 (the “Company Stock”), the number of such shares to be equal to the amount obtained by dividing (i) by the unpaid principal and interest on the Note to be converted, by (ii) the Conversion Price (as defined below), and (B) a warrant to purchase the same number of warrant shares as the number of warrant shares a note holder would have received had he/she invested an amount equal to the unpaid principal and interest on the Note to be converted in the Qualified Financing; the terms of such warrant to be substantially similar to the terms of the warrant granted pursuant to the Qualified Financing. The conversion price for the securities to be issued to the note holder shall be equal to the lower of (i) the per share purchase price of the Company Stock issued in the Qualified Financing, reduced by a discount of ten percent (10%), or (ii) $0.55 (the “Conversion Price”). For purposes of the Note, “Qualified Financing” shall mean (i) the consummation of a private placement of debt or equity securities of not less than One Million Dollars ($1,000,000) in the aggregate, or (ii) upon a successful sale in a registered offering (including a public offering) resulting in gross proceeds to the Company of at least One Million Dollars ($1,000,000) in the aggregate;

WHEREAS, until the repayment in full of the Note, the Subscriber may convert the Note at any time into shares of Company Stock, the number of such shares to be equal to the amount obtained by dividing (i) the unpaid principal and interest on the Note to be converted, by (ii) $0.55; and,

WHEREAS, the Subscriber is delivering simultaneously herewith a completed confidential investor questionnaire (the “Questionnaire”).

NOW, THEREFORE, for and in consideration of the premises and the covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I. SUBSCRIPTION FOR NOTES; CLOSING

1.1 Subscription for Notes. Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such principal amount of Notes as is set forth upon the signature page hereof, and the Company hereby agrees to issue such Notes to the Subscriber for said purchase price. The purchase price is payable by certified or bank check made payable to “SANUWAVE Health, Inc.” or by wire transfer of funds, contemporaneously with the execution and delivery of this Subscription Agreement.

1.2 The Closing. Subject to the clearance of all funds from a Subscriber representing a Note, the closing (the “Closing”) of the issuance of the Note to the Subscriber shall take place.

1.3 Certificates. The Subscriber hereby authorizes and directs the Company, upon Closing of the Offering, to deliver the Note pursuant to this Subscription Agreement to the Subscriber’s address indicated upon the signature page hereof.

1.4 Shareholder Rights. The Subscriber hereby acknowledges that the Subscriber shall not be entitled to any voting rights or other rights as a stockholder of the Company, or to any other rights whatsoever, except the rights herein expressed.

II. REPRESENTATIONS BY AND COVENANTS OF SUBSCRIBER

2.1 Reliance on Exemptions. The Subscriber acknowledges that the Note Offering has not been registered with or reviewed by the United States Securities and Exchange Commission (the “SEC”) or any state agency because of the Company’s representations that this is intended to be a non-public offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and state securities laws. The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein and in the Questionnaire in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Notes.

2.2 Investment Purpose. The Subscriber represents that the Notes are being purchased for its own account, for investment purposes only and not for distribution or resale to others in contravention of the registration requirements of the Securities Act. The Subscriber agrees that it will not sell or otherwise transfer, upon Conversion of the Notes, the Common Stock, the Warrants or the shares of Common Stock underlying the Warrants (collectively, the “Securities”) unless they are registered under the Securities Act or unless an exemption from such registration is available.

2.3 Accredited Investor. The Subscriber represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by its responses to the Questionnaire, and that it is able to bear the economic risk of any investment in the Notes. The Subscriber further represents and warrants that the information furnished in the Questionnaire is accurate and complete in all material respects.

2.4 Risk of Investment. The Subscriber recognizes that the purchase of Notes involves a high degree of risk in that: (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) transferability of the Securities is extremely limited; and (iii) the Company may require substantial additional funds to operate its business.

2.5 Information. The Subscriber acknowledges careful review of this Subscription Agreement, and hereby represents that: (i) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; and (ii) that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the Company’s business and prospects and the terms and conditions of the Offering, and any additional information which it has requested. The Subscriber further acknowledges that it is aware of and has had the opportunity to access and review all of the Company’s periodic reports as filed with the SEC and publically available, including, but not limited to the risk factors detailed in the Company’s Form 10-K for the 2012 fiscal year.

2.6 No Representations. The Subscriber hereby represents that no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, and in entering into this transaction the Subscriber is not relying on any information other than the results of independent investigation by the Subscriber.

2.7 Tax Consequences. The Subscriber acknowledges that the Note Offering may involve tax consequences. The Subscriber acknowledges that it must retain its own professional advisors to evaluate the tax and other consequences of an investment in the Notes.

2.8 Transfer or Resale. The Subscriber acknowledges that there is a limited public market for the Company’s securities and the Subscriber understands that Rule 144 (the “Rule”) promulgated under the Securities Act requires, among other conditions, a minimum holding period prior to the resale of securities acquired in a non-public offering without having to satisfy the registration requirements under the Securities Act. The Subscriber acknowledges that while Rule 144 presently is available with respect to the resale of any Securities to be issued upon the conversion of the Notes purchased in the Note Offering by the Subscriber (subject to applicable holding periods and volume limitations), the Company makes no representation or warranty regarding its fulfillment in the future of any reporting requirements under the Securities Exchange Act or 1934, as amended (the “Exchange Act”), or its dissemination to the public of any current financial or other information concerning the Company, as is required by the Rule as one of the conditions of its availability. The Subscriber understands that the Company may permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the Securities Act or any applicable state securities laws.

2.9 Legends. The Subscriber understands that the certificates representing the Securities, until such time as they have been registered under the Securities Act, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR (B) AN OPINION OF COUNSEL, IN A REASONABLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS, OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped, if (a) such Securities are being sold pursuant to a registration statement under the Securities Act, or (b) such holder delivers to the Company an opinion of counsel, in a reasonably acceptable form to the Company, that a disposition of the Securities may be made pursuant to Rule 144 without any restriction.

2.10 No General Solicitation. The Subscriber represents that the Subscriber was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; or (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

2.11 Validity; Enforcement. If the Subscriber is a corporation, partnership, trust or other entity, the Subscriber represents and warrants that: (a) it is authorized and otherwise duly qualified to purchase and hold the Notes; and (b) that this Subscription Agreement has been duly and validly authorized, executed and delivered and constitutes the legal, binding and enforceable obligation of the undersigned.

2.12 Address; Identification Number. The Subscriber hereby represents that the address of Subscriber furnished by the Subscriber at the end of this Subscription Agreement is the undersigned’s principal residence if the Subscriber is an individual or its principal business address if it is a corporation or other entity, and that the taxpayer identification number or social security number, as applicable, furnished herein is correct.

2.13 Foreign Subscriber. If the Subscriber is not a United States person, such Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the notes or any use of this Subscription Agreement, including: (a) the legal requirements within its jurisdiction for the purchase of the Notes; (b) any foreign exchange restrictions applicable to such purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. Such Subscriber’s subscription and payment for, and its continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

2.14 NASD Member. The Subscriber acknowledges that if it is a registered representative of a NASD member firm, the Subscriber must give such firm notice required by the NASD’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

2.15 Confidentiality. The Subscriber acknowledges that certain information provided by the Company to the Subscriber, in connection with the Subscriber’s decision to acquire the Company’s Notes (the “Information”), is confidential and may constitute material, non-public information, and the Subscriber agrees to maintain the Information in confidence and not to disclose or trade on the basis of such Information; provided, however, that the Subscriber’s obligations shall not apply to any Information that (i) is part of the public domain or literature and readily accessible at the date hereof; or (ii) becomes part of the public domain or literature and readily accessible by publication by means of a press release or other appropriate disclosure mechanism as permitted under Regulation FD promulgated by the Securities and Exchange Commission. Further, this obligation does not prohibit discussion by the Subscriber of the Information with the Subscriber’s counsel, accountant, or other financial advisor solely for the purpose of assisting in an analysis and assessment of the Information and the Note Offering.

III. REPRESENTATIONS BY THE COMPANY

The Company represents and warrants to the Subscriber:

3.1 Organization. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized, and has the requisite power and authorization to own its properties and to carry on its business as now being conducted.

3.2 Capitalization. All issued and outstanding shares of the Company are validly issued, fully paid and nonassessable and such shares have not been issued in violation of the preemptive rights of any stockholder of the Company.

3.3 Authorization. All corporate action on the part of the Company necessary for (a) the authorization, execution, delivery and performance of this Subscription Agreement by the Company, and (b) the performance of all of the Company’s obligations hereunder and thereunder, have been taken. This Subscription Agreement is a valid, legal and binding obligation of the Company, enforceable according to its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (iii) the availability of specific performance or other equitable remedies.

3.4 Authorization of Common Stock and Warrants. The issuance, sale and delivery of the Common Stock and Warrants shall, prior to a Conversion, have been duly authorized by all requisite corporate action of the Company. When so issued and delivered in accordance with a Conversion, the Common Stock and Warrants will be duly executed, issued and delivered and will constitute valid and legal obligations of the Company enforceable in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other similar laws of general application relating to or affecting the enforcement of creditor rights, (ii) laws and judicial decisions regarding indemnification for violations of federal securities laws, and (iii) the availability of specific performance or other equitable remedies, and will not be subject to preemptive or any other similar rights of the stockholders of the Company or others, which rights shall not have been waived prior to the Closing.

3.5 Authorization of Underlying Shares. The issuance, sale and delivery by the Company of the shares underlying the Warrants shall, prior to the Conversion, have been duly authorized by all requisite corporate action of the Company, and the shares underlying the Warrants shall, prior to the Closing, have been duly reserved for issuance upon exercise of the Warrants and when so issued, sold, paid for and delivered, the shares underlying the Warrants will be validly issued and outstanding, fully paid and nonassessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others, which rights shall not have been waived prior to the Closing.

3.6 Title to Securities. When certificates representing the Common Stock and the Warrants have been duly delivered to the Subscriber after a Conversion, the Subscriber shall receive from the Company good and marketable title to such Securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the Subscriber and except as arising from applicable federal and state securities laws).

3.7 Securities Law Compliance. The offer, offer for sale, and sale of the Notes have not been registered with the SEC. The Notes are to be offered for sale and sold in reliance upon the exemptions from the registration requirements of Section 5 of the Securities Act. The Company will conduct the Note Offering in compliance with the requirements of Regulation D under the Securities Act, and the Company will file all appropriate notices of offering with the SEC.

IV. MISCELLANEOUS

4.1 Notice. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Subscription Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (c) upon receipt, when delivered by electronic transmission (provided confirmation of receipt of transmission is sent by the recipient to the sending party and kept on file by the sending party); or (d) one business day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:	With a copy to:
11475 Great Oaks Way, Suite 150	Smith, Gambrell & Russell, LLP
Alpharetta, Georgia 30022	Promenade II, Suite 3100
Telephone:	1230 Peachtree Street, N.E.
Facsimile:	Atlanta, Georgia 30309-3592
Email:	Telephone:
Facsimile:
Attention:	Email:

Attention:

If to the Subscriber, to its physical address, email address and facsimile number set forth at the end of this Subscription Agreement, or to such other addresses and/or facsimile number and/or to the attention of such other person as specified by written notice given to the Company five days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission, (c) sent by electronic transmission by the recipient of such electronic notice, consent, waiver or other communication, or (d) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile, receipt by electronic transmission or receipt from an overnight courier service in accordance with clause (a), (b), (c) or (d) above, respectively.

4.2 Entire Agreement; Amendment. This Subscription Agreement supersedes all other prior oral or written agreements between the Subscriber, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Subscription Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Subscription Agreement may be amended or waived other than by an instrument in writing signed by the Company and the Subscriber.

4.3 Severability. If any provision of this Subscription Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Subscription Agreement in that jurisdiction or the validity or enforceability of any provision of this Subscription Agreement in any other jurisdiction.

4.4 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Subscription Agreement shall be governed by the internal laws of the State of Georgia, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Georgia or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Georgia. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the Northern District of Georgia, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Subscription Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereby irrevocably waives any right it may have, and agrees not to request, a jury trial for the adjudication of any dispute hereunder or in connection with or arising out of this Subscription Agreement or any transaction contemplated hereby.

4.5 Headings. The headings of this Subscription Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Subscription Agreement.

4.6 Successors and Assigns. This Subscription Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Subscription Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber shall not assign some or all of its rights hereunder without the prior written consent of the Company.

4.7 No Third Party Beneficiaries. This Subscription Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

4.8 Survival. The representations and warranties of the Company and the Subscriber contained in Articles II and III shall survive the execution and delivery of this Subscription Agreement.

4.9 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Subscription Agreement and the consummation of the transactions contemplated hereby.

4.10 No Strict Construction. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.11 Legal Representation. The Subscriber acknowledges that: (a) it has read this Subscription Agreement and any exhibits hereto; (b) it understands that the Company has been represented in the preparation, negotiation, and execution of this Subscription Agreement by Smith, Gambrell & Russell LLP, counsel to the Company; (c) it has either been represented in the preparation, negotiation, and execution of this Subscription Agreement by legal counsel of its own choice, or has chosen to forego such representation by legal counsel after being advised to seek such legal representation; and (d) it understands the terms and consequences of this Subscription Agreement and is fully aware of its legal and binding effect.

4.12 Counterparts. This Subscription Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

* * *

Signature Page Follows

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

SUBSCRIBER**:	CO-SUBSCRIBER**:

Signature of Subscriber	Signature of Co-Subscriber

Name of Subscriber [please print clearly]	Name of Co-Subscriber

Address of Subscriber [please print clearly]	Address of Co-Subscriber

Email Address of Subscriber [please print clearly]	Email Address of Co-Subscriber

Name of Holder(s) as it should appear on the Notes* [please print clearly]

*Please provide the exact names that you wish to see on the Notes.
(1)For individuals, print full name of subscriber.
(2)For joint, print full name of subscriber and all co-subscribers.
(3)For corporations, partnerships, LLC, print full name of entity, including “&,” “Co.,” “Inc.,” “etc.,” “LLC,” “LP,” etc.
(4)For Trusts, print trust name (please contact your trustee for the exact name that should appear on the certificates).

Subscription Accepted:
SANUWAVE HEALTH, INC.

Dollar Amount of Notes Subscribed For:
By:
$	Name:
Title:

$
Amount of Note Subscription Accepted

** If Subscriber is a Registered Representative
with an NASD member firm or an affiliated person
of an NASD member firm, have the
acknowledgment to the right signed by the
appropriate party	The undersigned NASD member firm
acknowledges receipt of the notice required by
Rule 3040 of the NASD Conduct Rules

Name of NASD Member

By
Authorized Officer Accepted

CONFIDENTIAL INVESTOR QUESTIONNAIRE

I hereby certify that the information contained in each of the following checked statements (to be checked only if applicable) is true and correct and I hereby agree to notify SANUWAVE Health, Inc. of any changes that should occur in such information prior to SANUWAVE Health, Inc.’s acceptance of any subscription:

A.     [ ]     I am a natural person having an individual net worth or joint net worth with my spouse as of the date hereof in excess of $1,000,000 (excluding the value of my primary residence).

B.     [ ]     I am a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and have reasonable expectation of reaching the same income level in the current year.

C.     [ ]     I am entity in which each of the equity owners satisfy the criteria set forth in either statement A. or B. above.

D.     [ ]     I am an organization described in Section 501(c)(3) of the Internal Revenue Code, trust, corporation or partnership with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Units, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D under the Securities Act of 1933, as amended.

E.     [ ]     I am a director or officer of SANUWAVE Health, Inc.

F.     [ ]     None of the above.

Dated:
Signature

Signature

If Subscriber is an entity, provide name and title of
individual signing on behalf of the Subscriber

Sample Note Agreement

SANUWAVE HEALTH, INC.

CONVERTIBLE PROMISSORY NOTE

$___,000.00	______, 2014
Alpharetta, Georgia

FOR VALUE RECEIVED, the undersigned, SANUWAVE HEALTH, INC. (the “Company”), promises to pay to the order of ________, or his/her registered assigns (the “Holder”), the principal sum of ______ Dollars ($____,000.00), with interest thereon from time to time as provided herein.

1.     Maturity Date; Repayment; Interest. The principal under this Note shall be due and payable nine (9) months after the issuance of this Note (the “Maturity Date”), together with interest from the date hereof (computed on the basis of a 365-day year) at the rate of eighteen percent (18%) per annum on the unpaid principal amount in arrears. Provided this Note is not converted in accordance with Section 3 below, interest shall be due and payable at the earlier of (i) the Maturity Date, or (ii) the Prepayment Date (defined below). No principal or interest shall be payable or callable under this Note until the earlier of (a) the Maturity Date or (b) the Prepayment Date.

2.     Prepayment. The Company may prepay the Note in cash, in whole but not in part, prior to the Maturity Date or the conversion of the Note (the “Prepayment Date”).

3.     Conversion.

(a)     Upon the consummation of a Qualified Financing, the Company shall cause the conversion of the unpaid principal and interest on this Note into (A) shares of the Company's common stock, par value $0.001 (the “Company Stock”), the number of such shares to be equal to the amount obtained by dividing (i) by the unpaid principal and interest on this Note to be converted, by (ii) the Conversion Price (as defined below), and (B) a warrant to purchase the same number of warrant shares as the number of warrant shares a Holder would have received had he/she invested an amount equal to the unpaid principal and interest on this Note to be converted in the Qualified Financing; the terms of such warrant to be substantially similar to the terms of the warrant granted pursuant to the Qualified Financing. The conversion price for the securities to be issued to the Holder shall be equal to the lower of (i) the per share purchase price of the Company Stock issued in the Qualified Financing, reduced by a discount of ten percent (10%), and (ii) $0.55 ( the “Conversion Price”). For purposes of this Note, “Qualified Financing” shall mean (i) the consummation of a private placement of debt or equity securities of not less than One Million Dollars ($1,000,000) in the aggregate, or (ii) upon a successful sale in a registered offering (including a public offering) resulting in gross proceeds to the Company of at least One Million Dollars ($1,000,000) in the aggregate.

(b)     Until the repayment in full of this Note, in the sole and absolute discretion of the Holder, the unpaid principal and interest on this Note shall be convertible at any time into shares of Company Stock, the number of such shares to be equal to the amount obtained by dividing (i) the unpaid principal and interest on this Note to be converted, by (ii) $0.55, by submitting to the Company a notice of conversion, a form of which is attached hereto as Annex A (by facsimile or other reasonable means of communications, to the attention of the Chief Financial Officer).

(c)     In the event of any conversion as provided above, the Company shall not issue fractional securities but shall pay the dollar equivalent of any fractional securities that would otherwise be issuable.

(d)     The Company shall not be obligated to issue certificates evidencing the securities issuable upon such conversion unless the Note is either delivered to the Company or the Holder notifies the Company that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of the Note, a certificate or certificates for the securities to which the Holder shall be entitled as the result of a conversion, as mutually agreed to between the Company and the Holder. The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

(e)     In the event that any principal of or interest on this Note remains unpaid at any time after payment thereof is due hereunder, the Holder shall retain all rights hereunder until such time as amounts due, including additional accrued interest, have been paid in full. Subject to the foregoing, upon (I) either (w) payment in full by the Company to the Holder of all principal, interest and any other amounts due pursuant to the terms hereof or (x) conversion of this Note in full pursuant to the terms hereof, and (II) fulfillment by the Company of all its other material obligations hereunder, this Note shall terminate.

4.     Defaults and Remedies.

(a)     In the event the principal is not paid in full within three (3) business days of the due date stipulated above, or any other default occurs, then, from and after such date and until payment in full of the amount due hereunder, interest shall accrue on the outstanding principal balance of this Note at the simple rate equal to twenty-five percent (25%) per annum. Time is of the essence of this Note.

(b)     Presentment for payment, demand, protest and notice of demand, dishonor, protest and non-payment and all other notices are hereby waived by the Company. No acceptance of a partial installment, late payment or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of the right of the Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of any right granted hereunder or by the laws of the State of Georgia; and the Company hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note, either in whole or in part, unless the Holder agrees otherwise in writing.

(c)     If for any circumstances whatsoever, fulfillment of any provision of this Note or of any other instrument evidencing or securing the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any action be possible under this Note or under any other instrument evidencing or securing the indebtedness evidenced hereby, that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.

5.     Remedies Cumulative. No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. To the extent permitted by applicable law, the Company and the Holder waive presentment for payment, demand, protest and notice of dishonor.

6.     Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Georgia regardless of conflicts of law principles.

7.     Assignment. Neither the Holder nor the Company shall assign its rights or obligations under this Note to any third party. Any assignment in breach of the foregoing shall be void and of no force or effect.

8.     Amendment/Waiver. No term of this Note may be amended and the observance of any term of this Note may not be waived except with the written consent of the Company and Holder hereof.

IN WITNESS WHEREOF, this Note has been executed by the Company by its duly authorized officer as of the day and year first written above.

SANUWAVE Health, Inc.

By:
Name:
Title:

Annex A

NOTICE OF CONVERSION OF

CONVERTIBLE PROMISSORY NOTE

(To be Executed by the Registered Holder in Order to Convert the Note)

FROM:	(“Holder”)

DATE:	(the “Conversion Date”)

RE:          Conversion of the Convertible Promissory Note (the “Note”) of SANUWAVE HEALTH, INC. (the “Company”) into shares (the “Conversion Shares”) of Common Stock (defined below)

The captioned Holder hereby gives notice to the Company, pursuant to the Note of SANUWAVE HEALTH, INC. that the Holder elects to convert $________________ of the unpaid principal amount of, and accrued and unpaid interest on, the Note into fully paid and non-assessable shares of Common Stock as of the Conversion Date specified above pursuant to Section 3(b) of the Note.

(Print name of Holder)

By:
(Signature of Authorized Person)

(Printed Name and Title)